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                                                                EXHIBIT 10.10

                                 EMPLOYMENT AGREEMENT

     Technology Solutions Company, doing business as TSC, and Martin "Tork" Johnson ("Employee") enter into this Employment Agreement ("Agreement") as of November 22, 1994.

     In consideration of the agreements and covenants contained in the Agreement, TSC and Employee agree as follows:

     1. EMPLOYMENT DUTIES: TSC shall employ Employee as Vice President and Chief Financial Officer. Employee shall have such responsibilities, duties and authority as the Chairman of the Board, Chief Executive Officer, and President may reasonably designate. TSC's Board of Directors, Chairman of the Board, Chief Executive Officer, or President may from time to time expand or contract such duties and responsibilities and may enhance but not diminish Employee's title or position. Employee shall perform faithfully the duties assigned to him to the best of his ability and shall devote his full and undivided business time and attention to the transaction of TSC's business.

     2. TERM OF EMPLOYMENT: The term of employment covered by this Agreement shall commence as of the effective date of this Agreement and continue until terminated pursuant to Section 3 below.

     3. TERMINATION: TSC may terminate Employee's employment and this Agreement for any reason upon giving Employee 90 days notice of termination or non-renewal. TSC may make the termination effective at any time within the 90 day notice period. TSC must, however, continue Employee's normal salary, bonus, and health insurance benefits for a period of one year following the effective date of the termination unless Employee is terminated for Serious Misconduct. TSC may terminate Employee's employment and this Agreement immediately without notice and with no salary and benefit continuation if Employee engages in "Serious Misconduct". "Serious Misconduct" means embezzlement or misappropriation of corporate funds, other acts of dishonesty, significant activities materially harmful to TSC's reputation, willful refusal to perform or substantial disregard of Employee's assigned duties (including, but not limited to, refusal to travel or work the requested hours), or any significant violation of any statutory or common law duty of loyalty to TSC.

If following a Change in Control [which is defined as (i) the acquisition by any individual, entity or group, of beneficial ownership (within the meaning of Rule 13 d-3 promulgated under the Securities Exchange Act of 1934) of 40% or more of the outstanding shares of the common stock of TSC; (ii) the approval of the stockholders of TSC of a merger, where immediately after the merger, persons who were the holders of a majority of TSC's outstanding common stock immediately prior to the merger fail to own at least a majority of the outstanding common stock of the surviving entity in substantially the same proportions as their holdings of TSC common stock immediately prior to the merger; (iii) the sale of substantially all the assets of TSC other than to a corporation in which more than 60% of the outstanding shares are beneficially owned by the individuals and entities who are the beneficial owners of the Company stock prior to the

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acquisition, or (iv) the naming of a new CEO] Employee's title, position, duties, or salary is diminished and Employee resigns within 90 days after the diminishment becomes effective, or if Employee is ordered to relocate permanently to any location outside of the Chicago metropolitan area and employee declines and is terminated, Employee shall be entitled to Employee's normal salary, bonus, and health insurance benefits for a one-year period following his resignation or termination. If Employee dies or becomes permanently disabled and unable to continue to work at TSC, TSC must continue Employee's normal salary, bonus, and health insurance benefits for a period of one year following the date of his death or his permanent disability.

Employee may terminate employment upon giving TSC 90 days notice. Upon receiving notice, TSC may waive its rights under this paragraph and make Employee's resignation effective immediately or anytime before the 90 day notice period ends.

     4. SALARY: As compensation for his services, TSC shall pay Employee a base salary in the amount listed in Exhibit A to this Agreement. Employee's base salary shall be subject to annual review and may, at the discretion of TSC's management, be increased from that listed in Exhibit A according to Employee's responsibilities, capabilities and performance during the preceding year.

     5. BONUSES: TSC may elect to pay Employee annual bonuses. Payment of such bonuses, if any, shall be at the sole discretion of TSC.

     6. EMPLOYEE BENEFITS: During the employment period, Employee shall be entitled to participate in such employee benefit plans, including group pension, life and health insurance and other medical benefits, and shall receive all other fringe benefits, as TSC may make available generally to Vice Presidents.

     7. BUSINESS EXPENSES: TSC shall reimburse Employee for all reasonable and necessary business expenses incurred by Employee in performing his duties. Employee shall provide TSC with supporting documentation sufficient to satisfy reporting requirements of the Internal Revenue Service and TSC. TSC's determination as to reasonableness and necessary shall be final.

     8. NONCOMPETITION AND NONDISCLOSURE: Employee acknowledges that the successful development and marketing of TSC's professional services and products require substantial time and expense. Such efforts generate for TSC valuable and proprietary information ("confidential information") which gives TSC a business advantage over others who do not have such information. Confidential information of TSC and its clients and prospects includes but is not limited to the following: business strategies and plans, proposals, deliverables, prospects and customer lists, methodologies, training materials and computer software. Employee acknowledges that during the course of his employment, he will obtain knowledge of such confidential information. Accordingly, Employee agrees to undertake the following obligations which he acknowledges to be reasonably designed to protect TSC's legitimate business interests without unnecessarily or unreasonably restricting Employee's post-employment opportunities:

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     (a) Upon termination of employment for any reason, Employee shall return all TSC property, including but not limited to computer programs, files, notes, records, charts, or other documents or things containing in whole or in part any of TSC's confidential information;

     (b) During the course of his employment and subsequent to termination, Employee agrees to treat all such information as confidential and to take all necessary precautions against disclosure of such information to third parties during and after Employee's employment with TSC. Employee shall refrain from using or disclosing to any person, without the prior written approval of TSC's Chief Executive Officer any confidential information unless at that time the information has become generally and lawfully known to TSC's competitors;

     (c) Without limiting the obligations of paragraph 8(b), Employee shall not, for a period of two years following his termination for any reason, for himself or as an agent, partner or employee of any person, firm or corporation, engage in the practice of consulting or related services for any client of TSC for whom Employee performed services, or prospective TSC client to whom Employee submitted, or assisted in the submission of a proposal during the two year period preceding his termination;

     (d) During a two year period immediately following Employee's termination for any reason, Employee shall not induce or assist in the inducement of any TSC employee away from TSC's employ or from the faithful discharge of such employee's contractual and fiduciary obligations to serve TSC's interests with undivided loyalty;

     (e) For two years following his termination for any reason, Employee shall keep TSC currently advised in writing of the name and address of each business organization for which he acts as agent, partner, representative or employee.

     9. REMEDIES: Employee recognizes and agrees that a breach of any or all of the provisions of paragraph 8 will constitute immediate and irreparable harm to TSC's business advantage, including but not limited to TSC's valuable business relations, for which damages cannot be readily calculated and for which damages are an inadequate remedy. Accordingly, Employee acknowledges that TSC shall therefore be entitled to an order enjoining any further breaches by the Employee. Employee agrees to reimburse TSC for all costs and expenses, including reasonable attorneys' fees, incurred by TSC in connection with the enforcement of its rights under any provision of this Agreement.

     10. INTELLECTUAL PROPERTY: During the employment period, Employee shall disclose to TSC all ideas, inventions and business plans which he develops during the course of his employment with TSC which relate directly or indirectly to TSC's business, including but not limited to any computer programs, processes, products or procedures which may, upon application, be protected by patent or copyright. Employee agrees that any such ideas, inventions or business plans shall be the property of TSC and that Employee shall at TSC's request and cost, provide TSC with such assurances as is necessary to secure a patent or copyright.

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     11. ASSIGNMENT: Employee acknowledges that the services to be rendered pursuant to this Agreement are unique and personal. Accordingly, Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. TSC may assign its rights, duties or obligations under this Agreement to a purchaser or transferee of all, or substantially all, of the assets of TSC.

     12. NOTICES: All notices shall be in writing, except for notice of termination which may be oral if confirmed in writing within 14 days. Notices intended for TSC shall be sent by registered or certified mail addressed to it at 205 North Michigan Avenue, 15th Floor, Chicago, Illinois 60601 or its current principal office, and notices intended for Employee shall be either delivered personally to him or sent by registered or certified mail addressed to his last known address.

     13. ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between TSC and Employee. Neither Employee nor TSC may modify this Agreement by oral agreements, promises or representations. The parties may modify this Agreement only by a written instrument signed by the parties.

     14. APPLICABLE LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     15. MEDIATION OF DISPUTES: Neither party shall initiate arbitration, or other legal proceedings (except for any claim in equity under Sections 8(b), 8(c), or 8(d) of this Agreement), against the other party, or, in the case of TSC, any of its directors, officers, employees, agents, or representatives, relating in any way to this Agreement, to Employee's employment with TSC, the termination of his employment or any or all other claims that one party might have against the other party until 30 days after the party against whom the claim[s] is made ("respondent") receives written notice from the claiming party of the specific nature of any purported claim and the amount of any purported damages. Employee and TSC further agree that if respondent submits the claiming party's claim to the Center for Public Resources, 680 Fifth Avenue, New York, New York 10019, for nonbinding mediation prior to the expiration of such 30 day period, the claiming party may not institute arbitration or other legal proceedings against respondent until the earlier of a) the completion of nonbinding mediation efforts, or b) 90 days after the date on which the respondent received written notice of the claimant's claim.

     16. BINDING ARBITRATION: Employee and TSC agree that all claims or disputes relating to his employment with TSC or the termination of such employment, and any and all other claims that Employee might have against TSC, any TSC director, officer, employee, agent, or representative, and any and all claims or disputes that TSC might have against Employee (except for any claim in equity under Sections 8(b), 8(c), or 8(d) of this Agreement) shall be resolved under the Expedited Commercial Rules of the American Arbitration Association. If either party pursues a claim and such claim results in an Arbitrator's decision, both parties agree to accept such decision as final and binding.

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     17. SEVERABILITY: Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     18. Employee acknowledges that he has read, understood and accepts the provisions of the Agreement.

TSC                                    Employee

By:       William H. Waltrip           By:        Martin T. Johnson
          __________________                      _________________
          William H. Waltrip                      Martin "Tork" Johnson

Position: Chairman and CEO             Position:  Vice President and Chief
          ________________                        Financial Officer
                                                  _________________________

Date:     11/22/94                     Date:      11/22/94
          _________                               __________


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                             AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment to Employment Agreement ("Amendment") is made and entered into this 1 day of JUNE 1995, by and between TECHNOLOGY SOLUTIONS COMPANY, doing business as TSC ("TSC"), and MARTIN T. JOHNSON ("Employee").

     WHEREAS, TSC and Employee entered into an Employment Agreement dated as of November 22, 1994; and

     WHEREAS, TSC and Employee desire to amend the Agreement in accordance with the terms set forth herein;

     NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

     1.   Paragraph 8(c) is hereby amended in its entirety to read as follows:

          "(c) Without limiting the obligations of paragraph 8(b), Employee shall not, for a period of one year following his termination for any reason, for himself or as an agent, partner or employee of any person, firm or corporation, engage in the practice of consulting or related services for any client of TSC for whom Employee performed services, or prospective TSC client to whom Employee submitted, or assisted in the submission of a proposal during the one year period preceding his termination."

     2.   Paragraph 8(d) is hereby amended in its entirety to read as follows:

          "(d) During a one year period immediately following Employee's termination for any reason, Employee shall not induce or assist in the inducement of any TSC employee away from TSC's employer or from the faithful discharge of such employee's contractual and fiduciary obligations to serve TSC's interests with undivided loyalty."

     3.   Paragraph 8(e) is hereby amended in its entirety to read as follows:

          "(e) For one year following his termination for any reason, Employee shall keep TSC advised in writing of the name and address of each business organization for which he acts as agent, partner, representative or employee."

     4.   Paragraph 11 is hereby amended in its entirety to read as follows:

          "11. ASSIGNMENT: Employee acknowledges that the services to be rendered pursuant to this Agreement are unique and personal. Accordingly, Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. TSC may assign its rights, duties or obligations under this Agreement to a subsidiary or affiliated company of TSC or purchaser or transferee of a majority of TSC's outstanding capital stock or a purchaser of all, or substantially all of the assets of TSC."

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     5. This Amendment shall be made effective as of November 22, 1994, and shall be incorporated into and otherwise considered a part of the Employment Agreement. The Employment Agreement, as amended hereby, remains in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                       TECHNOLOGY SOLUTIONS COMPANY

                                       By:     William H. Waltrip
                                               __________________
                                               William H. Waltrip

                                       Title:  Chairman
                                               _________

                                       Date:   July 26, 1995
                                               _____________

                                       MARTIN T. JOHNSON:

                                       By:     Martin T. Johnson
                                               _________________
                                               Martin T. Johnson

                                       Date:   June 27, 1995
                                               _____________



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